UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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NTELOS Holdings Corp.
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The following email message was delivered to employees of NTELOS Holdings Corp on September 22, 2015:

Team nTelos -
It’s been six weeks since the announcement of the merger of Shentel and nTelos. I am proud of how our team has remained focused on serving our customers and delivering on our commitments in spite of the natural uncertainty created during this time of change. Everyone should be proud of the nTelos brand and what it represents to our customers and our employees. More importantly, we should take pride in our accomplishments and collaborate where possible to ensure best practices are considered and incorporated in the business as we plan our transition activities and move toward closing the merger.
On another note, the transition teams have been established, planning has commenced and many of you have had the opportunity to meet members of the Shentel team. This is a good indication that progress is being made towards planning the integration of these two companies. There will be many questions and requests for information across the organization during this period, so please be supportive, while following the established protocols for providing such information, and understand this as an important step in the transition process. I appreciate the professionalism of our team as we work together to ensure a smooth transition.
As mentioned previously, we are committed to keeping you apprised of our progress. Based on the effort and progress to date from the transition teams, there are a few updates below that we can share.
Shentel Job Offers and Postings
The first wave of Shentel job offers is set to take place late this week/early next week. We understand that approximately, 250 employees in our retail, network operations and RF engineering groups will receive direct hire job offers from Shentel. On Friday, an email from Shentel should be sent to these employees advising them that a job offer will be mailed to their home address. The letters will be mailed on Friday, September 25, 2015. If you receive an offer, you will have until Friday, October 9, 2015 to either accept or decline the offer. Conference calls with Shentel leaders will be scheduled during the first and second weeks of October so that they can share information about Shentel and its benefit plans prior to the deadline to accept or decline the job offer. If you accept a job offer from Shentel, you will become an employee of Shentel on the closing date of the merger. If you decline the offer from Shentel, a scheduled end date will be communicated to you by Shentel.
Employees not receiving a direct hire offer at this time will receive an email from Shentel on Friday, September 25, 2015 that specifies how to apply for the large number of job openings that Shentel has available. Those jobs should be posted on Friday, September 25, 2015 and employees can immediately apply for openings by posting a resume to a specific job opening.
Please don’t assume that just because you do not receive a job offer during this first wave that there is not an opportunity available for you at Shentel. As previously communicated, the initial focus is on the areas of the business where there are not functional overlaps. As we move forward and Shentel solidifies their organizational structure, Shentel has indicated that additional opportunities and job postings will emerge.
If you are preparing to apply for a role with Shentel and need information about your dates of employment or the jobs that you have held while at nTelos, please reach out to your HR representative for assistance.
Finally, please see the Employee FAQ’s that have been updated and are posted on nSpace at https://nspace.ntelos.com/.
Employee Assistance
Recognizing that this transaction will greatly impact some employees, it’s important to me that we provide resources and support to our employees. We are offering a series of lunch-and-learn seminars and other more in-depth classes that are scheduled from now through December. These learning opportunities cover a broad range of topics, including managing stress, change management, resume writing and interviewing skills. I encourage you to review the course offerings in GeoLearning regularly as classes are added and select those that will best fit your needs. Investing in your future by enhancing your skills can improve your performance and better prepare you for future opportunities.
Layoffs Before the Close
We continue to hear concerns that there will be layoffs before the close of the transaction. I would like to address these concerns in a straightforward way. There are no planned layoffs prior to the closing of the transaction. We continue to be responsible for operating our business until the time the transaction closes. Our customers and shareholders expect and deserve our continued focus and best efforts as they are accustomed to receiving at nTelos.

Although we are reassessing future projects and changing priorities real-time, we expect to assign people that were working on those projects to retention projects or repurpose them to other critical needs within our business. Your flexibility and resilience during these times will prove your importance to the company and demonstrate your character as an employee.
Best Regards,
Rod

This communication may contain statements, estimates or projections that constitute “forward-looking statements” as defined under U.S. federal securities laws. Generally, the words “believe,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “project,” “will,” “may,” “should,” and similar expressions identify forward-looking statements, which generally are not historical in nature. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. The forward-looking statements are or may be based on a series of projections and estimates and involve risks and uncertainties. These risks and uncertainties include such factors as: (1) the Company may be unable to obtain stockholder approval as required for the merger; (2) conditions to the closing of the merger, including, without limitation, the consummation of certain transactions between SHEN and Sprint, may not be satisfied and required regulatory approvals may not be obtained; (3) the merger may involve unexpected costs, liabilities or delays; (4) the risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction, (5) the effect of the announcement of the transaction on the ability of the Company to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business, or on its operating results and business generally, (6) the outcome of any legal proceedings related to the merger; (7) the Company may be adversely affected by other economic, business, and/or competitive factors; (8) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (9) changes in the legal or regulatory environment; and (10) other risks to consummation of the merger, including the risk that the merger will not be consummated within the expected time period or at all. If the merger is consummated, the Company stockholders will cease to have any equity interest in the Company and will have no right to participate in its earnings and future growth. Additional factors that may affect the future results of the Company are set forth in its filings with the Securities and Exchange Commission (SEC), including without limitation its Annual Report on Form 10-K for the year ended December 31, 2014 and its Quarterly Reports on Form 10-Q filed thereafter, which are available on the SEC’s website at www.sec.gov.

Additional Information and Where to Find It
This communication does not constitute a solicitation of any vote or approval. In connection with the proposed transaction, NTELOS will file with the SEC and mail or otherwise provide to its stockholders a proxy statement regarding the proposed transaction. BEFORE MAKING ANY VOTING DECISION, NTELOS’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the proxy statement and other documents that NTELOS files with the SEC (when available) from the SEC's website at www.sec.gov and on NTELOS’s investor relations section website at ir.ntelos.com. In addition, the proxy statement and other documents filed by NTELOS with the SEC (when available) may be obtained from NTELOS free of charge by directing a request to NTELOS’s Public Relations advisor at KCSA Strategic Communications, 880 Third Avenue, 6th Floor, New York, NY 10022.
NTELOS and its directors, executive officers and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from NTELOS stockholders with respect to the proposed acquisition of NTELOS. Security holders may obtain information regarding the names, affiliations and interests of such individuals in NTELOS’s Annual Report on Form 10-K for the year ended December 31, 2014. Additional information regarding the interests of such individuals in the proposed acquisition of NTELOS will be included in the proxy statement relating to such acquisition when it is filed with the SEC. These documents may be obtained free of charge from the SEC's website at www.sec.gov and NTELOS’s investor relations website at ir.ntelos.com.